Exhibit 10.4

GUARANTY (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "Guaranty"), dated as of June 30, 2020, made by each of the undersigned (together with each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder, each a "Guarantor", and collectively, the "Guarantors"), in favor of the Holders.

W I T N E S S E T H :

WHEREAS, Acacia Research Corporation, a Delaware corporation, (the "Company"), and each party listed as a "Buyer" on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached to the Securities Purchase Agreement (each a "Buyer", and collectively, the "Buyers") are parties to that certain Securities Purchase Agreement, dated as of November 18, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), pursuant to which, among other things, certain Buyers purchased from the Company certain senior secured notes issued on June 4, 2020 (as such senior secured notes were amended, restated, replaced, exchanged or otherwise modified from time to time on or prior to the date of the Exchange Agreement, the "June 4 Notes");

WHEREAS, pursuant to that certain Exchange Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”), by and between the Company, Merton Acquisition HoldCo LLC, a Delaware limited liability company ("Merton"), and Starboard Value LP, each of the June 4 Notes shall be exchanged and replaced in their entirety by new notes (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Notes") issued by Merton in favor of each of the Holders, in the original aggregate principal amount of $115,000,000, to the same Starboard Funds and in the same respective amounts as the June 4 Notes;

WHEREAS, the Holders have requested, and the Guarantors have agreed, that the Guarantors shall execute and deliver to the Holders a guaranty guaranteeing all of the Obligations;

WHEREAS, pursuant to that certain Pledge and Security Agreement, dated as of June 30, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Merton Security Agreement"), the Company and Merton and have granted to Starboard Value Intermediate Fund LP, as collateral agent for the Buyers (in such capacity, the "Collateral Agent"), a security interest in and lien on certain assets to secure the Secured Obligations (as defined in the Security Agreement);

WHEREAS, pursuant to that certain Stock Pledge Agreement, dated as of June 30, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Pledge Agreement" and together with the Merton Security Agreement, the "Security Agreements", and each, a "Security Agreement"), certain Subsidiaries of the Company have granted to the Collateral Agent a security interest in and lien on certain assets to secure the Secured Obligations (as defined in the Pledge Agreement); and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with each Holder as follows:

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SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Securities Purchase Agreement or the Notes and not otherwise defined herein shall have the same meanings as set forth therein, as applicable.

SECTION 2. Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guarantee the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations now or hereafter existing under the Notes (including, without limitation, all interest that accrues after the commencement of any proceeding commenced by or against Merton or any Guarantor under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an "Insolvency Proceeding")), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Notes (such obligations, to the extent not paid by Merton, being the "Guaranteed Obligations"). Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Merton to the Holders under the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Merton.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a)          Except as set forth herein to the contrary, the Guarantors, jointly and severally, guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the applicable Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against Merton and any of the Guarantors (each, a "Transaction Party") or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have (other than payment in full of all Guaranteed Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations)) in any way relating to, any or all of the following:

(i)             any lack of validity or enforceability of any applicable Transaction Document or any agreement or instrument relating thereto;

(ii)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any applicable Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)           any taking, exchange, release or non-perfection of any Collateral (as defined in the applicable Security Agreement) with respect to the Guaranteed Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iv)           any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party.

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This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)          This Guaranty is a continuing guaranty and shall remain in full force and effect until the payment in full of all Guaranteed Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations).

SECTION 4. Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Holders or the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral (as defined in applicable Security Agreement). Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5. Subrogation. Until the payment in full of all Guaranteed Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations), each Guarantor subordinates any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Collateral Agent against any Transaction Party or any other guarantor or any Collateral (as defined in the applicable Security Agreement), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of all Guaranteed Obligations (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations), such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid ratably to the Holders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the applicable Transaction Documents, or to be held as Collateral (as defined in the applicable Security Agreement) for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If any Guarantor shall make indefeasible payment in full in cash of all Guaranteed Obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations), the Holders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty (in each case, solely with respect to such evidence of transfer by subrogation), necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6. Representations, Warranties and Covenants.

(a)          Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)             Such Guarantor is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

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(ii)            Such Guarantor has the requisite power and authority to enter into and perform its obligations under each applicable Transaction Document to which it is a party. The execution and delivery by such Guarantor of such applicable Transaction Documents and the consummation by such Guarantor of the transactions contemplated thereby have been duly authorized by such Guarantor's board of directors (or other applicable governing body). The applicable Transaction Documents to which such Guarantor is a party have been duly executed and delivered by such Guarantor, and constitute the legal, valid and binding obligations of such Guarantor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(iii)           The execution, delivery and performance of the applicable Transaction Documents to which it is a party by such Guarantor and the consummation of the transactions contemplated hereby and thereby will not (i) result in a violation of any organizational documents of such Guarantor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Guarantor or by which any property or asset of such Guarantor is bound or affected, other than, in the cases of the foregoing clauses (ii) and (iii), such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv)           No Guarantor is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any federal or state regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the applicable Transaction Documents, in each case in accordance with the terms hereof or thereof, other than pursuant to the exceptions expressly provided for in any of the applicable Transaction Documents or to the extent failure to obtain such consent, authorization or order of, or to make any filing or registration, would not reasonably be expect to have a Material Adverse Effect.

(v)            Except with respect to any matters related to Intellectual Property Rights that occur in the ordinary course of the Guarantor's business as a purchaser, seller and enforcer of Intellectual Property Rights, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of such Guarantor, threatened against or adversely affecting such Guarantor, or any of such Guarantor's officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(w) to the Securities Purchase Agreement and Schedule 1 hereto. The matters set forth in Schedule 3(w) and Schedule 1 hereto would not reasonably be expected to have a Material Adverse Effect.

(vi)           Such Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement, the Notes and the other applicable Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of Merton and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Holder, any credit or other information concerning the affairs, financial condition or business of Merton or the other Transaction Parties that may come under the control of the Collateral Agent or any Holder.

(b)          Each Guarantor covenants and agrees that until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), it will comply with each of the covenants (except to the extent applicable only to (1) a public company or (2) the Company or Merton (and not its Subsidiaries)) which are set forth in Section 10 of the Notes as if such Guarantor were a party thereto.

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SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and any Holder may, and is hereby authorized to, at any time and from time to time, without prior notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding (a) accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments or for the benefit of any Guarantor's employees, (b) trust or tax withholding accounts and (c) any other Excluded Account (as defined in applicable Security Agreement)) at any time held and other Indebtedness at any time owing by any Holder to or for the credit or the account of any Guarantor against any and all Guaranteed Obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether or not the Collateral Agent or any Holder shall have made any demand under this Guaranty. Collateral Agent and each Holder agrees to notify the relevant Guarantor promptly after any such set-off and application made by such Holder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Holder under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Holder may have under this Guaranty in law or otherwise.

SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered in accordance with Section 9(f) of the Securities Purchase Agreement at the addresses set forth below. All such notices and other communications shall be effective (a) if set by certificated mail, return receipt requested, when received or five days after deposited in the mails, whichever occurs first, (b) if telecopied or sent by electronic mail, when transmitted (during normal business hours), or (c) if delivered personally, upon receipt.

SECTION 9. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 10. WAIVER OF JURY TRIAL, ETC. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 11. Miscellaneous.

(a)          Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Holder, at such address specified by such Holder from time to time by notice to the Guarantors.

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(b)          Provisions of this Guaranty may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder and each Guarantor. Any consideration offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Guaranty shall be subject to the terms of the Securities Purchase Agreement.

(c)          No failure on the part of the Collateral Agent or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Holders provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Holders under this Guaranty against any party hereto are not conditional or contingent on any attempt by the Collateral Agent or any Holder to exercise any of their respective rights under any other applicable Transaction Document against such party or against any other Person.

(d)          With respect to severability, Section 9(d) of the Securities Purchase Agreement is hereby incorporated herein by reference as if fully stated herein and shall apply to this Guaranty mutatis mutandis.

(e)          This Guaranty shall (i) be binding on each Guarantor and its respective successors and permitted assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and the Holders hereunder, to the benefit of the Collateral Agent and the Holders and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Holder may assign or otherwise transfer its rights and obligations under this Guaranty to any other Person in accordance with the terms of the Notes and Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent or such Holder, as the case may be, herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Required Holders; provided that the prior written consent of each Holder shall be required for the assignment or transfer of all or substantially all of the obligations of any Guarantor hereunder.

(f)            This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)          Section headings herein are included for convenience of reference only and shall not form part of, or affect the interpretation of, this Guaranty.

(h)          With respect to counterparts, Section 9(b) of the Securities Purchase Agreement is hereby incorporated herein by reference as if fully stated herein and shall apply to this Guaranty mutatis mutandis.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

ACACIA RESEARCH CORPORATION

By: /s/ Clifford Press
Name: Clifford Press
Title: Chief Executive Officer

Address for Notices:

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